CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report dated February 21, 1997 included in Kinder Morgan Energy Partners, L.P.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1998, into the Company's previously filed Registration Statement Nos. 333-66931, as amended, 333-56343, 333-25995, and 333-62155.



                                            /s/ Arthur Andersen LLP
                                            ____________________________________
                                            ARTHUR ANDERSEN LLP




Houston, Texas
March 11, 1999